Exhibit 99.1

COMPANY CONTACTS:

Diane Morefield

EVP, Chief Financial Officer

Strategic Hotels & Resorts, Inc.

(312) 658-5740

Jonathan Stanner

VP, Capital Markets & Treasurer

Strategic Hotels & Resorts, Inc.

(312) 658-5746

FOR IMMEDIATE RELEASE

FRIDAY, JULY 1, 2011

STRATEGIC HOTELS & RESORTS, INC. ANNOUNCES

NEW $300 MILLION CREDIT FACILITY

CHICAGO, IL – July 1, 2011 - Strategic Hotels & Resorts, Inc. (NYSE: BEE) today announced that it has closed a new $300.0 million secured, revolving credit facility with an accordion feature allowing for additional borrowing capacity up to $400.0 million. This new facility replaces a $350.0 million secured, revolving credit facility that was set to mature in March 2012. The facility’s interest rate is based upon a leverage-based pricing grid ranging from LIBOR plus 275 basis points to LIBOR plus 375 basis points. Upon closing, the initial interest rate is LIBOR plus 300 basis points, a reduction from the previous facility’s pricing of LIBOR plus 375 basis points. The facility matures in three years with a one-year extension available to the Company upon meeting certain financial criteria.

“Over the past 18 months, we have methodically and proactively addressed the various aspects of our balance sheet, significantly reducing our leverage and providing long-term liquidity,” said Diane Morefield, Chief Financial Officer of Strategic Hotels & Resorts, Inc. “Establishing this new line of credit is a vital component of our overall balance sheet restructuring strategy, as it provides favorable pricing and terms along with flexible corporate borrowing capacity into 2015.”

The facility is secured by the Four Seasons Punta Mita, Marriott Lincolnshire, Ritz-Carlton Half Moon Bay and Ritz-Carlton Laguna Niguel hotels. The Ritz-Carlton Half Moon Bay was previously encumbered by a $76.5 million loan, which was repaid on June 29, 2011. The Company also unencumbered the Four Seasons Washington, D.C., which was security for the previous credit facility, in anticipation of executing a single asset mortgage financing on the property to be completed in the third quarter.

Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC served as Joint Book Runners and Joint Lead Arrangers for the facility. Citibank, N.A. and Wells Fargo Bank, National Association are Co-Documentation Agents. Aareal Capital Corporation, Bank of America, N.A., Morgan Stanley Senior Funding, Inc., and The PrivateBank and Trust Company are Senior Managing Agents. Sumitomo Mitsui Banking Corporation and Raymond James Bank, FSB are additional lenders.

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Strategic Hotels & Resorts

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About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The Company currently has ownership interests in 17 properties with an aggregate of 7,762 rooms. For a list of current properties and for further information, please visit the Company’s website at http://www.strategichotels.com/.

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This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. These forward-looking statements include statements regarding the Company’s future financial results, stabilization in the lodging space, positive trends in the lodging industry and the Company’s continued focus on improving profitability. Actual results could differ materially from the projections contained herein. Factors that may contribute to these differences include, but are not limited to the following: the failure of closing conditions to be satisfied; ability to obtain, refinance or restructure debt or comply with covenants contained in the Company’s debt facilities; demand for hotel rooms in the Company’s current and proposed market areas; availability of capital; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; economic conditions generally and in the real estate market specifically, including deterioration of economic conditions and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with the Company’s disposition strategy; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and neither the Company or its affiliates undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.